UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2016

ServisFirst Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36452	26-0734029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2016, ServisFirst Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders. At this meeting, the stockholders approved an amendment to the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock from 50 million shares, par value $0.001, to 100 million shares, par value $0.001 (the “Authorized Share Increase”). On June 23, 2016, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, which will effect the Authorized Share Increase immediately.

On June 23, 2016 the Company filed a Certificate of Elimination effecting the removal of the Certificate of Designation of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.001 from the Company’s Certificate of Incorporation (the “Certificate of Elimination”), as well as a Restated Certificate of Incorporation reflecting the Authorized Share Increase and the Certificate of Elimination with the Secretary of State of the State of Delaware.

Copies of the Certificate of Amendment, Certificate of Elimination, and the Corporation’s Restated Certificate of Incorporation are filed as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.1	Third Certificate of Amendment to the Certificate of Incorporation of ServisFirst Bancshares, Inc.

3.2	Certificate of Elimination of the Senior Non-Cumulative Perpetual Preferred Stock, Series A of ServisFirst Bancshares, Inc.

3.3	Restated Certificate of Incorporation of ServisFirst Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

	By:	/s/ William M. Foshee
Dated: June 24, 2016		William M. Foshee
	Its:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary